Exhibit 10.10

Acceptance for Carriage Service Contract

Client: Sureland Industrail Fire Safety Co., Ltd (hereinafter referred to as Party A)

Carrier: ZHAIJISONG EXPRESS CO., LTD “ZHAIJISONG”

(hereinafter referred to as ZHAIJISONG)

Both parties hereto, through sufficient negotiation and in accordance with <Contract Law of P.R.C> and related provisions on goods transport, reaching at consensus as regards the subject matter of Party B providing with transport service for Party A, hereby make and enter into this contract on following terms and conditions for joint complying with.

Article 1: Service scope

Party B shall provide with the 1st item acceptance for carriage service on following service items for Party A:

1.	Goods door-to-door transport in nationwide territory;

2.	Goods door-to-port transport;

3.	Nationwide exhibition tour service;

4.	Sorting and packaging of goods accepted (with expenses being calculated separately);

5.	Storage (with expenses being calculated separately);

6.	Cover the insurance on commission basis (with the insurance expenses being undertaken by Party A).

Article 2 Other special service requirement of Party A

Article 3 Service term

Begins from 1st April 2005 and ends on 1st April 2006.

Article 4 Confirmation of service

1.	Party B shall accept the entrusting of Party A through telephone, fax or E-mail;

2.	Upon entrusting reached at, Party A shall hand over all the formalities (the examining and approving, and checking formalities being handed over together if necessary for the goods to be transported) required by transport in accordance with requirements of Party B.

3.	Party B shall, after accepting the entrusting of Party A, handle the goods receiving formalities in good time, open the worksheet in accordance with service charging standard, as well as handle the insurance covering formalities (when required such by Party A).

Article 5 Cargo insurance

This contract shall adopt the __th item insurance mode:

1.	Party A entrusts Party B to handle the insurance and pay the insurance expenses;

2.	Party A doesn’t entrust Party B to handle the insurance.

Article 6 Settlement mode and time

1.	Party B shall collect charges in accordance with the charging standard and charging contents confirmed by both parties hereto;

(Please refer to contract annex <Zhaijisong Service Price List> for details; Note: Please note here whether other expenses other than freight are included in the list).

2.	Party B shall make settlement for last month business on 5th day of each month, and Party A shall, within 5 days after receiving <Freight Settlement Account Bill> list provided by Party B, check and confirm it with Party B, and if no feedback is given within 5 days, it shall be deemed that Party A has confirmed it. Party A shall, within 5days after confirmation, pay Party B by means of cash, cheque, and draft. If Party A delays in making payment, Party A shall pay Party B the overdue fine in accordance with 0.1% of defaulted service expenses, and Party B and its affiliated company have right to retain goods of Party A;

3.	If delay in payment occurs due to public holidays and Party B’s reason, Party A shall not undertake the responsibilities for delay in payment;

4.	The service price change provided by Party B shall be notified to Party A one month in advance for authorization by Party A, otherwise the price system listed in annex 1 of this contract shall still be implemented.

Article 7 Rights and obligations of both parties

I.	Rights and obligations of Party A

1.	Party A has right to ask Party B to transport the goods to the destination in accordance with the date, location, and mode entrusted;

2.	Before handling the formalities for taking delivery of goods and dispatching, Party A has right to modify or cancel the entrusted contents, and the expenses occurred thereby shall be undertaken by Party A;

3.	Party A has right to ask Party B to provide with the progress situation of the business entrusted by Party A, and the information during the course of service;

4.	If Party A makes packaging by itself, Party A shall perform packaging in accordance with related national packaging standard for goods accepted for carriage;

5.	Party A is liable to correctly complete the worksheet, correctly and detailedly indicate the destination address, consignee name and telephone number;

6.	Party A shall make settlement with Party B in accordance with the stipulated time;

7.	The expenses occurred additionally for sending under escort by special personnel, special packaging, bypassing transportation, and supporting equipment and materials, etc to be provided with by Party B upon requirement of Party A for preventing accidents shall be paid separately by Party A;

8.	The goods entrusted by Party A for carriage shall comply with national safety regulations and other requirements, and the actions of carrying secretly of hazardous goods and other corrosive, pollutant, as well as prohibited and limited goods are prohibited;

II.	Rights and obligations of Party B

1.	Party B shall provide with safety goods carriage service in good time in accordance with requirements of contract;

2.	Party B shall keep confidential for the business secret of Party A and feedback the information to Party A;

3.	The vehicles provided by Party B shall hold complete and effective license plate and perfect technical conditions;

4.	On the condition of breach of contract by Party A, Party B shall is entitled to suspend performance of business entrusted by Party A and claim Party A to undertake the liabilities for breach of contract;

5.	For the goods entrusted to be packed by Party B, both parties hereto shall, when handling handing over and taking over of the goods, jointly check the appearance and quantity of the goods and confirm it, and Party B shall not be responsible for the built-in function of the goods;

6.	Party B is entitled to charge Party A for the service expenses in accordance with provisions of contract;

7.	Party B shall not be liable to examine whether the package of Party A satisfies the acceptance for carriage requirements. However, if Party B finds that the package and volume, etc of the goods don’t comply with the requirements of Party B, Party B has right to ask Party A to correct it and even refuse acceptance for carriage.

Article 8 Liabilities for breach of contract

I.	Liabilities of Party A

1.	If Party A fails to prepare the goods in accordance with the stipulated time and requirements, the responsibility for being behind schedule of goods shall be undertaken by Party A, and Party A shall compensate Party B for his losses caused thereby;

2.	If, the after goods reaches at the destination, there is no consignee or the consignee refuse to take delivery of the goods, the responsibilities for damage to the goods and for being behind the schedule of the goods caused thereby shall be undertaken by Party A, and Party A also shall undertake the expenses for storage and keeping of goods caused due to no consignee or refusing of goods by the consignee after goods reaching at the destination.

3.	For the goods packed by Party A of its own accord, Party A shall undertake the losses for damage, lack or losing of packed goods but with perfect external packaging;

4.	Party A shall undertake the losses caused due to retardation or refuse receiving of good of the consignee designated by Party A;

5.	If Party A equips with the transport escorts for the goods of its own accord, all the risks for the goods shall be undertaken by Party A.

6.	Party A shall undertake the losses for delay in transport of goods caused due to wrong address, name, or telephone, etc information of consignee provided by Party A.

7.	If, due to following faults of Party A personal casualty or equipments damaged are caused, Party A shall undertake the liability for compensation;

(1)	Intentionally carry the hazardous goods and other corrosive, pollutant, prohibited and limited goods, etc in the entrusted goods secretly;

(2)	If, other conveyance, mechanical equipments are contaminated, erode and damaged and personal casualty are caused due to packaging defect, Party A shall undertake the liabilities for compensation;

(3)	If, due to hiding and not reporting the name, weight, etc information of goods, aerial, railway departments and national security supervising department impose fines and expenses to the goods;

(4)	Losses are caused to the goods due to wrongly using of packaging, storage and transportation mark by Party A;

(5)	Upon the consignee taking delivery of and signing for the goods, all the risks for losing, lack, deterioration, contamination, damage, etc of the goods shall be transferred to the consignee, and Party B shall not undertake the liabilities any more. All the risks caused due to delay in receiving the goods or refusing the goods by consignee shall be transferred from the time due for receiving the goods stipulated by the contract.

II.	Liabilities of Party B

1.	If, the goods are delivered to the wrong consignee due to Party B’s reason, Party B shall transport the goods to the designed consignee for free;

2.	If the goods entrusted by Party A to Party B for covering the insurance incurs accident, Party B shall assist Party A to handle the settlement of claims, and Party B undertakes the liability for compensation limited to the compensation amount provided by insurance company.

3.	If the goods covered not through Party B incur accident, Party B shall make compensation in accordance with max. 20 Yuan/kilogram; If the actual amount of loss is lower than the amount calculated in accordance with max. 20Yuan/kilogram, the compensation shall be made in accordance with the actual loss. If the insurance is covered by Party A of its own accord, Party B shall not be subject to the recourse by the third party.

4.	For the door-to-port service, Party B shall not undertake the liability for compensation for losses caused due to goods yard, railway, airport reasons and force majeure, but shall assist Party A to claim for compensation.

Article 9 Others

1.	Both parties hereto shall not undertake the liabilities to each other for force majedure event;

2.	Party B shall not undertake the liabilities for reasonable wastage or property change due to natural quality of goods;

3.	During the validity term of contract, either of parties hereto shall not modify or cancel the contract without authorization of the other party. If, performance of contract becomes impossible due to special reasons or the modification to the contract is necessary, the modification or termination of this contract may be realized only after approved by both parties; And if one party hereto wants to modify or terminate this contract, such party shall negotiate with the other party one month in advance and reach at consensus with the other party;

4.	If, due to force majeure, the performance of this contract is directly affected or become impossible in accordance with the provisions of contract, the affected party shall immediately notify the other party of it and provide with details on the accident as well as the reasons and related proof for impossible full or partial performance of contract or delay in performance of contract. Both parties hereto shall negotiate to determine cancellation of contract, or exemption of partial obligations under the contract, or delay in performance of contract in accordance with the extents to which the accident affects the performance of contract;

5.	Modification of cancellation of transport contract shall be put forward or replied by written form.

Article 10 Any disputes occurred during the course of performance of this contract shall be settled by both parties through negotiation; If the negotiation is failed, either of parties hereto shall submit such dispute to the People’s Court of the place where the contract is concluded.

Article 11 Other matters uncovered by this contract may be separately negotiated by both parties hereto and the agreement reached at thereby shall act as the annex of this contract and hold equal legal force with this contract.

Article 12 The Zhaijisong worksheet endorse clauses are the annexes of this contract and when this contract provides with no corresponding provisions, the worksheet shall be followed; And if the conflicts exist between the worksheet and this contract, this contract shall prevail.

Article 13. For purpose of performance of this contract, within days upon conclusion of this contract, Party A shall by written form designate the actual principal for performance of this contract to Party B, such as consigner, expenses examining and checking person, etc. If the modification to such personnel is to be made, the written notice for modification shall be submitted to Party B 5 days prior to modification. The signature of designated personnel of Party A shall be deemed as the action of Party A.

Article 14 This contract is made in two originals, each of parties hereto holding one copy respectively, and this contract shall take effect from the date of conclusion.

Supplementary articles: Each of parties hereto shall provide with the copy of business license duplicate for the other party.

Party A: Sureland Industrial Fire Safety Co., Ltd	Party B:

Corporate representative or the client	Corporate representative or the client

Address:	Nan ban bi dian Industry Park, Capital	Address:
Airport, Shunyi District, Beijing

Tel: 010-81468816		Tel:

Fax: 010-81463639		Fax:

Date:		Date:

Location:

Marketing Memorandum

Party A: Sureland Industrial Fire Safety Co., Ltd

Address: Nan ban bi dian Industry Park, Beijing Capital Airport

Tel: 010-81474815

Fax: 010-81473639

Contact: Ding Guofeng Hu Shaoqing

Party B: Xi`an Systemsensor Electronic Co., Ltd

Address: No. 11, Xiao sai dong lu, Xi`an City

Tel: 029-5246577,5246576

Fax: 029-5243745

Contact: He dong, Li jin

On 9th March 2001 Sureland Industrial Fire Safety Co., Ltd and Xi`an Systemsensor Electronic Co., Ltd discussed the market development prospect and cooperation of year 2001, and make and enter into this agreement as regards the subject matter of using the detector and components and parts produced by Xi`an Systemsensor Electronic Co., Ltd by Sureland Industrial Fire Safety Co., Ltd and the cooperation in market development on following term and conditions:

I.	Rights and obligations of Party A:

1.	Be responsible for market developing and marketing work, and in considering the development cycle of Party A’s supported products, Party A shall, within one year from the date of conclusion of this contract, purchase no less than 2000 detectors from Party B;

2.	Be responsible for after sales service and technical support for the users;

3.	Reflect to Party B the use situation of the products and the market information of the selling region aperiodically;

4.	Make payment in good time in accordance with the payment schedule stipulated in article 3;

5.	Party A shall keep confidential for all the data and samples provided by Party B, shall take use of them only for purpose of supported products development, sending for inspection and marketing, and shall not use of them for other purposes or disclose them to the third party.

II.	Rights and obligations of Party B

1.	Party B shall undertake that the products provided for Party A comply with Chinese related national standard requirements;

2.	Provide for Party A with the technical supports for the products provided;

3.	For purpose of doing well the products matching, Party B shall provide for Party A with the technical supported required by the products matching;

4.	When it is practicable, upon request by Party A, Party B shall assist Party A to go to Shenyang National Fire Control Electronic Products Detection Center for sending the products produced by Party B for inspection in the brand and model of Party A.

5.	Be responsible for the service work for the products provided, and the warranty period of the products shall be three years from the date of leaving the factory;

6.	Party B is liable to assist Party A to do well the market advertising and sales promotion activities;

7.	After delivery of the goods under one contract, Party B shall provide for Party A with the quality guarantee documents, etc data required by ISO 9000 quality system attestation along with the invoice.

III.	Goods supply, payment and others

1.	Product price: The product price shall be determined by both parties in accordance with yearly procurement quantity. And please refer to the attached list for the price from conclusion of this contract to 31st December 2001.

2.	Supply mode: Party A shall provide for Party B with the supply and demands information 10-15 days in advance, and when the formal supply is to be made, the notice shall be sent to Party B by means of fax for arranging dispatch of goods by Party B.

3.	Payment mode: Before the sum of order reaches at 0.3 million Yuan, the goods shall be delivered upon payment; When the sum of order exceeds 0.3 million Yuan,

Party B shall give Party A 60 days payment term, and the total accounts payable to Party B by Party A shall not exceed ¥0.1 million Yuan. When placing the order, if the total accounts payable exceed 0.1 million Yuan, Party A shall pay the excessive portion to Party B for arranging dispatch of goods by Party B, otherwise Party B has right to suspend delivery. The special project shall be negotiated by both parties for settlement and shall be noted when concluding the contract.

4.	Transport: Party B shall be responsible for the freight of railway transport mode, but if Party A request to use other transport mode, the freight shall be undertaken by Party A in accordance with the actually occurred amount; And the insurance expenses during the course of transport shall be handled and paid unitedly by Party B.

5.	Other matters uncovered by this agreement shall be further negotiated and determined by both parties hereto;

6.	This agreement is made in two originals, each of parties hereto holding one copy respectively.

Party A: Sureland Industrial Fire Safety Co., Ltd	Party B: Xi`an Systemsensor Electronic Co., Ltd

Representative:	Representative:

Date:	Date:

Cooperation Agreement

Party A: Sureland Industrial Fire Safety Co., Ltd

Party B: Lianxin International Trade (Shanghai Waigaoqiao Free Trade Zone) Co., Ltd/NOTIFIER

Both parties hereto, in the principle of reciprocity and mutual benefit, predominance complementation, good faith cooperation and joint development, and through amiable negotiation hereby make and enter into this agreement on following terms and conditions:

1.	Party B entrusts Party A to sell NOTIFIER automatic fire warning serial products.

2.	Party A shall take full use of its advantages to make propagation, promotion, and marketing for NOTIFIER automatic fire warning serial products, as well as undertake corresponding design, installation, debugging, and after sales service.

3.	Party B shall provide for Party A with related data and corresponding technical support and training.

4.	Party B shall coordinate Party A to resolve various related technical problems occurred during the course of design, installation and debugging, and provide with support and guarantee for the after sales service undertaken by Party A.

5.	Party B shall make settlement with Party A with following preferential price:

Preferential price for automatic fire warning system host machine: the unit price for selling shall be calculated in accordance with 35% of market quotation, and please refer to the annex 1 for market quotation of Party B;

Preferential price for peripheral equipments of automatic fire warning system: Please refer to annex 2 for net price for selling.

In consideration of the above mentioned preferential price provided by party B, Party A undertakes that Party A will purchase the equipments with total amount being not less than ¥5 million Yuan from Party B before 31st December 2003 (not including the value added tax).

6.	If, the price needs be adjusted appropriately by both parties due to reasons of market competition, both parties hereto may separately negotiate it in accordance with the practical situation.

7.	Party B shall stock up the goods and make delivery in accordance with the order form signed by the authorized representative of Party A, and Party A shall pay all the payments for goods within 30 days after the date of actual delivery made by Party B.

8.	Both parties hereto may, in accordance with the progress of cooperation, modify the further cooperation mode.

9.	Other matters uncovered by this agreement shall be separately negotiated by both parties hereto. This agreement is made in two originals, each of parties hereto holding one copy respectively.

Party A: Sureland Industrial Fire Safety Co., Ltd

Address: Ban bi dian Industry Park, Beijing Capital Airport

Tel: (010)-81463816                     Fax: (0101)-81561255                     Postcode: 101304

Signature of authorized representative

Seal of the company:

Date:

Party B: Lianxin International Trade (Shanghai Waigaoqiao Free Trade Zone) Co., Ltd

Address: Unit B, 4th Floor, Building 15, No. 69 Xiya Road, Waigaoqiao Free Trade Zone, Shanghai, 200131 China

Tel: (021)-50460119                     Fax: (021)-50462119                     Postcode: 200131

Signature of authorized representative:

Seal of the company:

Date:

Annex 1: Market quotation of automatic fire warning system host machine of Party B

Annex 2: Preferential price for peripheral equipments of automatic fire warning system of Party B